UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐       Preliminary Proxy Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☒       Definitive Proxy Statement

☐       Definitive Additional Materials

☐       Soliciting Material Pursuant to Section 240.14a-12

IMMUCELL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒      No fee required.

☐      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
_____________________________________________________________
2)	Aggregate number of securities to which transaction applies:
_____________________________________________________________
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________________________
4)	Proposed maximum aggregate value of transaction:
_____________________________________________________________
5)	Total fee paid:
_____________________________________________________________

☐      Fee paid previously with preliminary materials.

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
___________________________________________
2)	Form, Schedule or Registration Statement No.:
___________________________________________
3)	Filing Party:
___________________________________________
4)	Date Filed:
___________________________________________

ImmuCell Corporation

Notice of Annual Meeting of Stockholders

June 14, 2017

To the Stockholders of ImmuCell Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ImmuCell Corporation (the Company) will be held at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine on Wednesday, June 14, 2017 at 3:00 p.m. for the following purposes:

1.	Election of Directors: To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified (Proposal One);

2.	Advisory Vote to Approve Executive Compensation: To consider a nonbinding advisory resolution on the Company’s executive compensation program (Proposal Two);

3.	Approval of the 2017 Stock Option and Incentive Plan: To consider and act upon a proposal to approve the Company’s 2017 Stock Option and Incentive Plan (Proposal Three).

4.	Ratification of the Appointment of the Independent Registered Public Accounting Firm: To ratify the selection by the Audit Committee of the Board of Directors of RSM US LLP as our Independent Registered Public Accounting Firm for the year ending December 31, 2017 (Proposal Four); and

5.	Other Business: To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof, including approving any such adjournment or postponement, if necessary.

The Board of Directors has fixed the close of business on Tuesday, April 18, 2017, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Michael F. Brigham
Michael F. Brigham, Secretary
April 28, 2017

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING IN PERSON.

ImmuCell Corporation

56 Evergreen Drive

Portland, ME 04103

April 28, 2017

PROXY STATEMENT

2017 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ImmuCell Corporation (the Company), a Delaware corporation, of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. on Wednesday, June 14, 2017 at the Company’s principal place of business at 56 Evergreen Drive in Portland, Maine, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card are first being given or sent to stockholders on or about April 28, 2017. Stockholders who execute proxies may revoke them at any time before exercise thereof.

VOTING OF OUTSTANDING COMMON STOCK

Only stockholders of record at the close of business on Tuesday, April 18, 2017, the record date, are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and at any adjournments thereof. As of such date, there were 4,848,390 shares of common stock of the Company issued and outstanding. Each share is entitled to one vote with respect to all matters to be acted upon at the meeting. The holders of one-third of the shares of the Company’s common stock outstanding and entitled to vote, represented at the meeting in person or by proxy, shall constitute a quorum for the transaction of business. Votes cast in person or by proxy at the meeting will be tabulated by the voting inspector appointed for the meeting.

Our Board of Directors is asking for your proxy. Giving us your proxy means that you authorize the persons named in this proxy to vote your shares at the Annual Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this proxy statement. You can vote for the director nominees or withhold your vote for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted FOR each proposal.

With regard to the election of directors (Proposal One), votes may be cast in favor or withheld. The nominees for director receiving a plurality of the votes cast by the holders of the common stock represented at the meeting in person or by proxy will be elected. This means that the eight nominees receiving the largest number of votes cast will be elected.

With respect to Proposal Two, we are providing you with the opportunity to vote to approve, on an advisory, nonbinding basis, the compensation of the four executive officers named in the “SUMMARY COMPENSATION TABLE” under “EXECUTIVE COMPENSATON”, as disclosed in this Proxy Statement in accordance with the rules of the Securities and Exchange Commission (SEC). This proposal, which is commonly referred to as “say-on-pay”, is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934 (Exchange Act). Proposal Two is nonbinding. With respect to Proposal Three, we are providing you with the opportunity to approve the 2017 Stock Option and Incentive Plan. With respect to Proposal Four, we are providing you with the opportunity to ratify the appointment of our Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of the Company’s common stock represented at the meeting is required to approve Proposal Two and Proposal Three and to ratify Proposal Four. Abstentions and votes against may be specified on the three proposals. Since the approval of Proposal Two and Proposal Three and the ratification of Proposal Four require the approval of the holders of a majority of the shares of the Company’s common stock represented at the meeting, abstentions, broker non-votes and votes against will have the effect of a negative vote.

1

Approximately 1,600 of our stockholders hold their shares through a stockbroker, bank, trustee, or other nominee (Beneficial Owner), and approximately 800 of our stockholders hold their shares directly in their own name (Stockholder of Record). As summarized below, there are some distinctions between shares held beneficially and those owned of record.

Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote and you are also invited to attend the meeting. Your bank, broker, trustee, or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee, or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have a proxy from the bank, broker, trustee or nominee that holds the shares giving you the right as beneficial owner to vote your shares at the meeting. If you do not give instructions to your bank or brokerage firm, it will not be allowed to vote your shares with respect to certain “non-discretionary” proposals, but it will be able to vote your shares with respect to certain “discretionary” proposals. For example, the election of directors (Proposal One), the advisory vote to approve executive compensation (Proposal Two) and the vote to approve the 2017 Stock Option and Incentive Plan (Proposal Three) are considered to be “non-discretionary” proposals on which banks and brokerage firms may not vote without instructions from the beneficial owner. “Broker non-votes” for “non-discretionary” proposals are votes with respect to shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification of the appointment of our Independent Registered Public Accounting Firm (Proposal Four) is considered to be a “discretionary” proposal on which banks and brokerage firms may vote without instructions from the beneficial owner.

Stockholder of Record: If your shares are registered directly in your name with ImmuCell’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the voting inspector and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the meeting.

EXPENSES AND SOLICITATION

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. Although the Company reserves the right to do so, the Company does not currently intend to solicit proxies otherwise than by use of the mail, but certain officers and employees and advisors of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS

Proposals (other than director nominations, which are addressed in the following paragraph) of stockholders of the Company intended to be presented at the 2018 Annual Meeting of Stockholders must be received by the Company at its principal place of business no later than December 30, 2017 (which date is 120 days prior to the first anniversary of when the 2017 Proxy Statement is first mailed to stockholders) to be eligible for possible inclusion in the Company’s Proxy Statement and form of proxy relating to the 2018 meeting. Certified mail addressed to the Secretary of the Company is advised. No such proposals were received by the Company by December 30, 2016 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2017 Annual Meeting of Stockholders.

2

The Nominating Committee of the Board of Directors will consider nominees for director recommended by stockholders, applying the same evaluation standards as it would apply to candidates identified by management, other members of the Board of Directors or the Nominating Committee. Recommendations for director nominees may be sent to the Nominating Committee through the Secretary of the Company. Under the advance notice provisions in the Company’s By-laws, stockholders intending to formally nominate a person for election as a director at the Annual Meeting, as distinguished from recommending a candidate to the Nominating Committee, must notify the Secretary of the Company in writing of this intent not less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days from such anniversary date, the notice from the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of such Annual Meeting was mailed to stockholders. Such notice must comply with the provisions set forth in the By-laws.

For nominations of candidates recommended by stockholders for election as directors to have been considered at the 2017 Annual Meeting of Stockholders, notice must have been received by the Secretary of the Company no earlier than March 16, 2017 and no later than April 17, 2017, and meet other requirements set forth in the By-laws. No such nominations were received. A copy of the relevant provisions of the By-laws will be sent to any stockholder who requests these in writing. Such requests should be addressed to the Secretary of the Company.

Stockholders that wish to send communications to the Board of Directors for any reason may do so by mail sent to ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103, Attention: Secretary. The Secretary is responsible for bringing any such communications to the attention of the full Board of Directors at its next regularly scheduled meeting, which is generally quarterly. Additionally, after adjournment of the formal business matters at each year’s Annual Meeting, there is an opportunity for stockholders to communicate directly with the Company’s management and directors. The Company encourages its directors to attend the Annual Meeting of Stockholders in person. All directors did attend the 2016 Annual Meeting of Stockholders.

All shares represented by proxies in the form enclosed herewith will be voted at the meeting and adjournments thereof in accordance with the terms of such proxies and the pertinent statements included herein relative to the exercise of the power granted by said proxies, provided such proxies appear to be valid and executed by stockholders of record entitled to vote thereat and have not previously been revoked. A proxy may be revoked at any time prior to its exercise by the filing with the Secretary of the Company of an instrument revoking such proxy or a duly executed proxy bearing a later date. A stockholder’s proxy will not be voted if the stockholder attends the meeting and elects to vote in person. Where the person solicited specifies in his, her or its proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder fails to so specify with respect to such proposals, the proxy will be voted FOR the election of the nominees listed in Proposal One, FOR the advisory vote to approve executive compensation outlined in Proposal Two, FOR the approval of the 2017 Stock Option and Incentive Plan outlined in Proposal Three and FOR the ratification of the appointment of the Independent Registered Public Accounting Firm described in Proposal Four.

LEADERSHIP STRUCTURE OF THE BOARD OF DIRECTORS

With approval from the Board of Directors, the Compensation and Stock Option Committee determined that the title of President and CEO should be given to an individual not being the same person holding the title of Chair. The objective of this policy is to avoid a concentration of authority in any one person. Mr. Michael F. Brigham has served as President and CEO since February 2000. Dr. Joseph H. Crabb has served as Vice President and Chief Scientific Officer since December 1998, and he also served as Chair of the Board of Directors from June 2009 to February 2013. Effective February 2013 with compensation retroactive to January 1, 2013, Dr. David S. Tomsche has served as Chair of the Board of Directors. Before June 2009, the position of Chair had been vacant. It is the policy of the Board of Directors to have a meeting without the presence of the executive officers each time that the board or any of its committees meets to assure that candid discussions of business matters are conducted with and without the influence of the executive officers.

3

THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2016, the Board of Directors of the Company held four regular meetings and two special meetings, and took action by unanimous written consent seven times. The committees of the Board of Directors are the Audit Committee, the Compensation and Stock Option Committee and the Nominating Committee. During the year ended December 31, 2016, each director attended at least 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served). The board has not set a formal policy for required meeting attendance. A high level of attendance and participation is expected, and to date directors have fulfilled this expectation. At the first meeting of the board following this year’s Annual Meeting, directors will be elected to serve on the various board committees until the next Annual Meeting and until their successors are elected.

The board has established an Audit Committee for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits and reviews of its financial statements. The Audit Committee engages the Company’s Independent Registered Public Accounting Firm, consults with such auditors with regard to audit plans, reviews the annual reports of the independent auditors, oversees the adequacy of the Company’s internal operating procedures and controls, meets with management and the auditors to review quarterly and annual financial results, authorizes the public release of press releases covering financial results, reviews and authorizes quarterly and annual reports filed with the SEC and otherwise oversees compliance with certain legal, ethical and regulatory matters. The development and manufacture of products with scientifically-proven efficacy and with and without regulatory approval is subject to considerable risk. The Audit Committee takes the lead on oversight of credit, liquidity and operational risk, but the entire board, in conjunction with the executive officers, is very involved with reviewing Audit Committee recommendations and making independent assessments of risks in all areas of the Company’s business. The Company does not have a specific risk management department, but the Company’s Director of Finance and Administration and its President and CEO manage and contract for the Company’s insurance coverages in consultation with outside experts, in addition to identifying, managing and monitoring risk in areas not specifically covered by insurance. The Director of Finance and Administration reports to the President and CEO, who reports to the board. The Committee’s members are Mr. Cunningham, Mr. Rothschild and Mr. Wainman. Mr. Wainman serves as Chair of the Audit Committee. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. The Audit Committee held nine meetings during the year ended December 31, 2016. The Audit Committee Report can be found on page 18 of this Proxy Statement, and the “Charter and Powers of the Audit Committee” has been posted on the Company’s web-site (http://immucell.com/wp-content/uploads/charter.pdf).

The board has established a Compensation and Stock Option Committee (Compensation Committee) for the purpose of reviewing and recommending salary, bonus and other benefits for executive officers and directors of the Company. The Compensation Committee is responsible for administering the Company’s 2000 Stock Option and Incentive Plan and the 2010 Stock Option and Incentive Plan. The Compensation Committee would also be responsible for administering the 2017 Stock Option and Incentive Plan if such plan is approved by stockholders. The Compensation Committee’s members are Dr. Rhodes and Mr. Rothschild, both of whom are independent directors. Dr. Rhodes serves as Chair of the Compensation Committee. The Compensation Committee held six meetings and took action by unanimous written consent once during the year ended December 31, 2016. The Compensation Committee does not have a charter but instead operates within the authority provided by the Company’s By-laws and authorizing resolutions adopted by the board. Its recommendations on executive and director compensation are subject to review and final approval by the Board of Directors, a majority of whose members are independent directors. The Company’s President and CEO provides the Compensation Committee with recommendations relevant to a determination of executive and director compensation, but he does not participate in votes of the Compensation Committee or the board in this regard. In recent years, the Compensation Committee has not retained or relied upon outside consultants to assist in its determination of executive or director compensation.

The board has established a Nominating Committee for the purpose of recommending to the full board the number of directors to serve on the board, criteria for board membership and nominees for election to the board. In doing so, the Nominating Committee considers the integrity and relevant business experience of each nominee. All nominees included on this year’s proxy card were recommended by the Nominating Committee and then approved by a vote of the board. The Nominating Committee values diversity, believing that the Company benefits from decision making that includes a range of opinions, viewpoints and experience. For instance, the Nominating Committee would not want a board comprised only of directors having principally financial expertise or only of directors whose principal experience is in the dairy and beef industries. Likewise, the Nominating Committee believes that a board consisting of all men or all women would not be as strong as a gender-diverse board. While there is always room for improvement, the Nominating Committee believes that it has made substantial progress towards achieving these goals. The Committee’s members are Mr. Cunningham and Dr. Tomsche, both of whom are independent directors. Mr. Cunningham serves as Chair of the Nominating Committee. The Nominating Committee held one meeting during the year ended December 31, 2016. Provisions for stockholders to nominate candidates for election as directors are described above under the caption, “STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND COMMUNICATIONS”. Upon recommendation of the Nominating Committee, the Board of Directors adopted a charter for the Nominating Committee in December 2012. This charter sets forth the policy to be utilized by the Nominating Committee in considering nominees identified by management to serve as directors for the Company. The Nominating Committee applies the same evaluation standards in considering nominees for director recommended by stockholders.

4

DIRECTOR COMPENSATION

The following table contains information as to the compensation paid by the Company to its non-executive directors for services rendered during the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Option Awards	All Other Compensation		Total
David S. Cunningham	$20,000	$0	$28,100	(1)	$48,100
Linda Rhodes, V.M.D., Ph.D.	$20,000	$0	$0		$20,000
Jonathan E. Rothschild	$20,000	$0	$0		$20,000
David S. Tomsche, D.V.M.	$32,000	$0	$0		$32,000
Paul R. Wainman	$20,000	$0	$0		$20,000

(1) This amount represents gains recognized on the exercise of stock options.

Officers of the Company who are also directors do not receive additional compensation for attendance at Board of Directors’ meetings or committee meetings. Effective July 1, 2015, the annual fee paid to non-employee directors was increased from $16,000 to $20,000 (payable in four equal installments in advance to each non-employee director serving as a director as of the first day of each quarter). No increase in this fee has been made since then. Effective July 1, 2017, the annual fee is expected to increase from $20,000 to $24,000 (payable in four equal installments in advance to each non-employee director serving as a director as of the first day of each quarter). Effective January 1, 2013, the additional compensation for the Chair of the Board of Directors was set at $12,000 per year (payable in four equal installments in advance as of the first day of each quarter).

At the time first appointed to the board, Mr. Cunningham and Mr. Wainman were each granted a non-qualified stock option to purchase 15,000 shares of common stock under the 2010 Stock Option and Incentive Plan. The options were granted on terms similar to those previously granted to other directors under the 2000 Outside Director Plan, which plan expired in June 2005. Mr. Cunningham’s option had an exercise price equal to the fair market value of the common stock on the grant date, October 12, 2011 ($5.75 per share), vested on October 12, 2014 and was exercised during the third quarter of 2016. Mr. Wainman’s option has an exercise price equal to the fair market value of the common stock on the grant date, March 31, 2014 ($4.80 per share), and vested on March 31, 2017. This option expires if not exercised by March 30, 2019 or, if earlier, within one month (twelve months in the case of death or disability) after termination of service as a director.

INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with its directors and executive officers in substantially the form approved by the stockholders at the 1989 Annual Meeting, as recently updated. The agreements include procedures for reimbursement by the Company of certain liabilities and expenses which may be incurred in connection with service as a director or executive officer. The Company expects to enter into indemnification agreements with individuals who become directors in the future, as well as such executive officers of the Company as the Board of Directors may from time to time determine.

5

EXECUTIVE COMPENSATION

Under the By-laws, executive officers are elected by the Board of Directors at its first meeting following each Annual Meeting of Stockholders of the Company, and each serves for a one-year term and until his or her successor is chosen and qualified. The Company has four executive officers, as follows:

MICHAEL F. BRIGHAM: Information concerning the background and experience of Mr. Brigham and the period during which he has served in his current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

BOBBI JO BROCKMANN: Information concerning the background and experience of Ms. Brockmann and the period during which she has served in her current capacity is set forth below under the caption, “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

JOSEPH H. CRABB, Ph.D.: Information concerning the background and experience of Dr. Crabb and the period during which he has served in his current capacity is set forth below under the caption “ELECTION OF THE BOARD OF DIRECTORS (Proposal One)”.

ELIZABETH L. WILLIAMS: Ms. Williams joined the Company during the second quarter of 2016 as Vice President of Manufacturing Operations. Previously, she led the U.S. Region for Zoetis as Vice President, Global Manufacturing and Supply. Prior to that, she held multiple Site Leader positions at Pfizer Animal Health facilities in Lincoln, Nebraska (2008-2011), Conshohocken, Pennsylvania (2006-2008) and Lee’s Summit, Missouri (2003-2006). She led the manufacturing organization (1999-2003) and the Process and Product Development group (1995-1999), achieving registration, approval and successful scale-up of five new products at the Lee’s Summit facility. She earned her Masters of Business Administration from Rockhurst University in Kansas City, Missouri and her Bachelor’s degree in Biology from the University of Missouri.

SUMMARY COMPENSATION TABLE

The following table contains information as to the total compensation paid by the Company to its executive officers for services rendered during the years ended December 31, 2016 and 2015:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation (1)	Total

Michael F. Brigham	2016	$285,075	$0	$0	$25,679	$310,754
President, Chief Executive Officer, Treasurer and Secretary	2015	$271,500	$0	$0	$23,881	$295,381

Bobbi Jo Brockmann	2016	$203,625	$0	$0	$12,597	$216,222
Vice President of Sales and Marketing	2015	$192,692	$0	$35,700	$10,870	$239,262

Joseph H. Crabb, Ph.D.	2016	$54,615	$0	$0	$2,185	$56,800
Vice President and Chief Scientific Officer	2015	$89,308	$0	$0	$3,572	$92,880

Elizabeth L. Williams	2016	$149,808	$0	$100,000	$49,872	$299,680
Vice President of Manufacturing Operations

(1)	This amount includes Company-paid contributions to a 401(k) Plan, health insurance premiums and life insurance premiums that are available to all employees of similar employment status, if elected. For Ms. Brockmann, this amount also includes the personal use of a Company-owned vehicle. This amount also includes relocation expenses for Ms. Williams.

6

Generally effective on or about February 1st of each year, annual salaries and bonuses for these named executive officers are determined in the discretion of the Compensation and Stock Option Committee. Effective February 7, 2015, the annual salary for Mr. Brigham was increased by 5% to $273,000. Effective February 6, 2016, this annual salary for Mr. Brigham was increased by 5% to $286,650. Effective February 4, 2017, this annual salary amount for Mr. Brigham was increased by 5% to $300,983. Effective February 7, 2015, the annual salary for Ms. Brockmann was increased by 11.4% to $195,000. Effective February 6, 2016, this annual salary for Ms. Brockman was increased by 5% to $204,750. Effective February 4, 2017, this annual salary amount for Ms. Brockmann was increased by 12.3% to $230,000. Effective January 10, 2015, the annual salary for Dr. Crabb was increased to $90,000. Effective February 6, 2016, this annual salary for Dr. Crabb was decreased to $50,000, reflecting Dr. Crabb’s decision to reduce his time commitment to the Company. Effective April 4, 2016, Ms. Williams joined the Company at an initial annual salary amount of $205,000. Effective February 4, 2017, this annual salary amount was increased by 4.9% to $215,000. Effective December 1, 2015 through November 30, 2017, the Company contributes $14,045 per year towards the cost of family health insurance coverage for all full-time employees electing this coverage. Mr. Brigham elected this option. Effective December 1, 2015 through November 30, 2017, the Company offers $2,800 per year to all employees that show proof of health insurance coverage elsewhere. Ms. Brockmann elected this option. Effective December 1, 2015 through November 30, 2017, the Company contributes $9,909 per year towards the cost of employee and spouse health insurance coverage for all full-time employees electing this coverage. Ms. Williams elected this coverage. The Company makes no contribution towards the cost of health insurance coverage for part-time employees, although all part-time employees working at least 10 hours per week may buy into the Company’s group coverage on a pre-tax basis. Dr. Crabb elected this option.

EMPLOYMENT AGREEMENTS

Effective March 26, 2010, both Mr. Brigham and Dr. Crabb entered into amendments to their employment agreements that superseded and replaced in their entirety previous employment agreements. By waiving rights to contractual employment, these named executive officers agreed to serve the Company in “at will” capacities on such terms as the Board of Directors may from time to time determine, subject to termination by the Board of Directors at any time with or without cause and without a contractual right to severance compensation. Under these contract amendments, Mr. Brigham continues to serve the Company as President and CEO, and Dr. Crabb continues to serve the Company as Vice President and Chief Scientific Officer. Effective March 6, 2017, the Company entered into Incentive Compensation Agreements with Ms. Brockmann and Ms. Williams. Ms. Brockmann’s contract provides for the potential to earn up to $30,000 per year if certain objectives pertaining to First Defense® sales growth are achieved and up to $100,000 if certain objectives pertaining to Mast Out® sales are achieved within approximately eighteen months of product approval. Ms. William’s contract provides for the potential to earn $100,000 if regulatory approval of Mast Out® is achieved by December 31, 2019 or $50,000 if regulatory approval of Mast Out® is achieved by December 31, 2020.

7

OUTSTANDING EQUITY AWARDS

Stock options are the only outstanding form of equity awards to the Company’s employees and directors. The following table contains information on stock options held by the Company’s executive officers that were outstanding as of December 31, 2016:

Name	Number of Shares Underlying Unexercised Options - Exercisable	Number of Shares Underlying Unexercised Options - Unexercisable	Option Exercise Price	Grant Date (1)	Expiration Date

Michael F. Brigham	1,000	0	$5.25	3/19/2007	3/18/2017
	47,500	0	$1.70	1/09/2009	1/08/2019

Bobbi Jo Brockmann	5,000	0	$3.65	1/04/2010	1/03/2020
	5,000	0	$3.99	2/08/2010	2/07/2020
	10,000	0	$3.15	12/15/2010	12/14/2020
	5,000	0	$5.75	10/12/2011	10/11/2021
	0	10,000	$7.54	12/16/2015	12/15/2025

Joseph H. Crabb, Ph.D.	1,000	0	$5.25	3/19/2007	3/18/2017
	47,500	0	$1.70	1/09/2009	1/08/2019

Elizabeth L. Williams	0	25,000	$6.70	4/04/2016	4/03/2026

(1)	These stock options became/become exercisable three years after the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding beneficial ownership of the Company’s common stock as of April 19, 2017 of (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each of the Company’s directors and nominees, (iii) each of the Company’s employees named in the “SUMMARY COMPENSATION TABLE” above and (iv) all directors and certain key employees of the Company as a group:

Name of Beneficial Owner	Shares of the Company’s Common Stock Beneficially Owned (1)	Percent of the Company’s Common Stock Beneficially Owned
Norman H. and Brian Pessin	520,000	10.7%
Jonathan E. Rothschild (2)	510,158	10.5%
Michael F. Brigham (3)	204,752	4.2%
Joseph H . Crabb, Ph.D. (4)	152,611	3.1%
David S. Tomsche D.V.M. (5)	72,789	1.5%
Bobbi Jo Brockmann (6)	26,055	0.5%
Paul R. Wainman (7)	17,000	0.3%
David S. Cunningham	12,070	0.2%
Linda Rhodes, V.M.D., Ph.D. (8)	7,157	0.1%
Elizabeth L. Williams (9)	0	0.0%
Directors and named executive officers as a group (9 persons) (10)	1,002,592	20.1%

(1)	The persons named in the table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, subject to the information contained in the footnotes to this table. The figures in the table include shares of common stock covered by stock options which are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.

8

(2)	This figure includes 226,416 shares of common stock held by Arterio Inc., a corporation owned solely by Mr. Rothschild. The address of Mr. Rothschild is c/o Arterio, Inc., 1061-B Shary Circle, Concord, CA 94518.
(3)	This figure includes options to acquire 47,500 shares of common stock, which are currently exercisable and are priced in accordance with the details provided in the “OUTSTANDING EQUITY AWARDS” table. Mr. Brigham’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(4)	This figure includes options to acquire 47,500 shares of common stock, which are currently exercisable and are priced in accordance with the details provided in the “OUTSTANDING EQUITY AWARDS” table and 105,111 shares of common stock held jointly with Dr. Crabb’s wife. Dr. Crabb’s address is c/o ImmuCell Corporation, 56 Evergreen Drive, Portland, ME 04103.
(5)	This figure includes 2,322 shares of common stock held by immediate family members of Dr. Tomsche.
(6)	This figure includes options to acquire 25,000 shares of common stock, which are currently exercisable. These options are priced and have vested in accordance with the details provided in the “OUTSTANDING EQUITY AWARDS” table.
(7)	Mr. Wainman holds options to acquire 15,000 shares of common stock at $4.80 per share, which became exercisable on March 31, 2017.
(8)	This figure includes 1,009 shares of common stock held by an immediate family member of Dr. Rhodes, to which Dr. Rhodes disclaims beneficial ownership.
(9)	Ms. Williams holds options that are described in the “OUTSTANDING EQUITY AWARDS” table.
(10)	This figure includes 135,000 shares of common stock covered by stock options, which are currently exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. David S. Tomsche (Chair of our Board of Directors) is a controlling owner of Leedstone Inc. (formerly Stearns Veterinary Outlet, Inc.), a domestic distributor of ImmuCell products (First Defense®, Wipe Out® Dairy Wipes, and CMT) and of J-t Enterprises of Melrose, Inc., an exporter. His affiliated companies purchased $551,020 and $573,165 of products from ImmuCell during the years ended December 31, 2016 and 2015, respectively, on terms consistent with those offered to other distributors of similar status. We made marketing-related payments of $5,286 and $3,222 to these affiliate companies during the years ended December 31, 2016 and 2015, respectively. Our accounts receivable (subject to standard and customary payment terms) due from these affiliated companies aggregated $3,221 and $36,528 as of December 31, 2016 and 2015, respectively.

The President and CEO of the Company is responsible for reviewing related party transactions. To assist with this process, each director is asked to complete an annual questionnaire covering transactions of this nature and other related matters. Regardless of dollar value, all related party transactions are reviewed with the relevant director and with the entire Board of Directors, if necessary.

ELECTION OF THE BOARD OF DIRECTORS (Proposal One)

Each of the eight persons listed below has been nominated to serve as a director until the next Annual Meeting of Stockholders and until his or her successor is chosen and qualified. Proxies in the enclosed form which are executed and returned will be voted (unless otherwise directed) FOR election as directors of the nominees listed below:

MICHAEL F. BRIGHAM Age: 56 Officer since: October 1991 Director since: March 1999	Mr. Brigham was appointed to serve as President and Chief Executive Officer in February 2000, while maintaining the titles of Treasurer and Secretary, and was appointed to serve as a Director of the Company in March 1999. He previously had been elected Vice President of the Company in December 1998 and had served as Chief Financial Officer since October 1991. He has served as Secretary since December 1995 and as Treasurer since October 1991. Prior to that, he served as Director of Finance and Administration since originally joining the Company in September 1989. Mr. Brigham has been a member of the Board of Directors of the United Way of York County since 2012, serving as its Treasurer until June 2016 and is presently Vice Chair of the Board of Directors and Chair of the Governance Committee. Mr. Brigham served as the Treasurer of the Board of Trustees of the Kennebunk Free Library from 2005 to 2011. He re-joined the Finance Committee of the library in 2012. Prior to joining the Company, he was employed as an audit manager for the public accounting firm of Ernst & Young. Mr. Brigham earned his Masters in Business Administration from New York University in 1989.

9

BOBBI JO BROCKMANN Age: 40 Officer since: February 2015 Director since: March 2017	Ms. Brockmann was appointed to the Board of Directors in March 2017 and was promoted to Vice President of Sales and Marketing in February 2015. She joined the Company as Director of Sales and Marketing in January 2010. Prior to that, she had been employed as Director of Sales since May 2008 and Sales Manager from February 2004 to April 2008 at APC, Inc. of Ankeny, Iowa, a developer and marketer of functional protein products for animal health and nutrition. Prior to that, she held other sales and marketing positions at APC, W & G Marketing Company, Inc. of Ames, Iowa, The Council for Agricultural Science and Technology of Ames, Iowa and Meyocks Group Advertising of West Des Moines, Iowa after graduating from Iowa State University.

JOSEPH H. CRABB, Ph.D. Age: 62 Officer since: March 1996 Director since: March 2001	Dr. Crabb served as Chair of the Board of Directors from June 2009 to February 2013. He was appointed a Director of the Company in March 2001, having previously served in that capacity during the period from March 1999 until February 2000. Before that, he was elected Vice President of the Company in December 1998, while maintaining the title of Chief Scientific Officer. He has served as Chief Scientific Officer since September 1998. Prior to that, he served as Vice President of Research and Development since March 1996. Prior to that, he served as Director of Research and Development and Senior Scientist since originally joining the Company in November 1988. Concurrent with his employment, he has served on national study sections and advisory panels, served as a peer reviewer, and held several adjunct faculty positions. Prior to joining the Company in 1988, Dr. Crabb earned his Ph.D. in Biochemistry from Dartmouth Medical School and completed postdoctoral studies in microbial pathogenesis at Harvard Medical School, where he also served on the faculty.

DAVID S. CUNNINGHAM Age: 51 Director since: September 2011	Mr. Cunningham is a member of the Audit Committee and the Nominating Committee of the Board of Directors. He has been Chief Operating Officer of Axxiom Consulting LLC (which firm has no direct or indirect material interest in the transactions of Axxiom LLC, which firm has been engaged to provide consulting services to the Company) since January 2013. He was President and CEO of Teva Animal Health from May 2009 through December 2012. He was Vice President of Agri Laboratories, Ltd. of St Joseph, Missouri from 2003 to November 2008. Prior to that, he held several management related positions with Boehringer Ingelheim Vetmedica, Inc. and Hoechst-Roussel Agri-Vet from 1990 to 2003.

LINDA RHODES, V.M.D., Ph.D Age: 67 Director since: August 2005	Dr. Rhodes is Chair of the Compensation and Stock Option Committee of the Board of Directors. She retired from her position as Chief Scientific Officer (CSO) of Aratana Therapeutics, a public animal health company that is developing and commercializing pet therapeutics (Aratana), on May 15, 2016. Dr. Rhodes served as a member of Aratana’s Board of Directors from February 2011 to March 2014. Prior to her role as CSO, she served as CEO of the company from February 2011 through September 2012. From 2001 to 2010, she was a founding partner and Vice President of AlcheraBio, LLC, an animal health consulting and contract research firm, which firm was acquired in October 2008 by Argenta, a New Zealand animal health formulations and contract manufacturing organization (operating as AlcheraBio in the United States). She is an adjunct professor for the Graduate School of Animal Science at Rutgers University and is a member of the Board of Directors of the Alliance for Contraception in Cats and Dogs (a non-profit organization). From 1998 to 2001, she was a Director of Development Projects and New Technology Assessment at Merial Ltd. Prior to that, she held various research positions at Merck Research Laboratories and Sterling Drug Company. She held several teaching positions and worked as a bovine veterinarian in private practice. She earned her Ph.D. in Physiology/Immunology from Cornell University and her V.M.D. from the Pennsylvania School of Veterinary Medicine.

10

JONATHAN E. ROTHSCHILD Age: 63 Director since: April 2001	Mr. Rothschild is a member of the Audit Committee and the Compensation and Stock Option Committee of the Board of Directors. Since 1981, he has been President and CEO of Arterio, Inc., of Concord, California, a vitamin and supplement company that does business as Ecological Formulas. Mr. Rothschild served on the Board of Directors of CCA Industries, Inc. of East Rutherford, New Jersey (a developer and marketer of health and beauty products) from August 2012 through December 2014. He served as a director of the Anne Frank Center USA, a not-for-profit organization, from 1994 to 2017. He served as a director and Chief Financial Officer of Cistron Biotechnology from 1999 until it was acquired by Celltech, PLC in November 2000.

David S. Tomsche, D.V.M. Age: 60 Director since: December 2006	Dr. Tomsche was appointed to serve as Chair of the Board of Directors in February 2013 and is a member of the Nominating Committee of the Board of Directors and serves as Chair of that committee. He served on the Audit Committee from February 25, 2014 through March 31, 2014. He is a large animal veterinarian and owner of Leedstone Inc. (formerly Stearns Veterinary Outlet, Inc., an animal health distribution and milking system installation company) and of J-t Enterprises of Melrose, Inc., an exporter of ImmuCell products. He served as a director of VetPharm, Inc., an animal health products distributor, from 1995 until the company was sold in 2007. He also is a dairy producer. He obtained his degrees from the University of Minnesota.

PAUL R. WAINMAN Age: 52 Director since: March 2014	Mr. Wainman was appointed to the Board of Directors on March 31, 2014 and is a member of the Audit Committee and serves as Chair of that committee. He qualifies to serve as a “financial expert” given his background in accounting and finance. Mr. Wainman has served as Chief Financial Officer of Hancock Lumber since February 2016. From April 2015 until February 2016, he was a business strategy and financial consultant specializing in the paper and greeting card industry. Prior to that, he was President of Kleinfeld Paper of Billerica, Massachusetts, a personalized wedding stationery company, from September 2013 until April 2015. From 2005 to 2012, he was President and CEO of William Arthur, Inc., a division of Hallmark Cards, located in Kennebunk, Maine where he led a 275-employee manufacturer of luxury stationery products. Prior to that, he served another division of Hallmark Cards as CFO and COO from 1998 to 2004. Mr. Wainman serves as a member of the Board of Directors of the Education Foundation of the Kennebunks and Arundel. He obtained a degree in Accounting and Financial Control from Sheffield City University in England and qualified as a Chartered Accountant of England and Wales in 1990.

Each of these individuals brings distinct skills, perspectives and attributes to the Board of Directors. Mr. Brigham is an executive officer who has been employed by the Company since 1989 and has a financial and accounting background. Ms. Brockmann is an executive officer who has been employed by the Company since 2010 and has extensive experience in the sales and marketing of products to the dairy and beef industries. Dr. Crabb is an executive officer who has been employed by the Company since 1988 and has a strong technical/scientific background. Mr. Cunningham is the Chief Operating Officer of an animal health consulting business and brings to the board substantial expertise in our industry. Dr. Rhodes was a practicing large animal veterinarian earlier in her career and is recently retired from serving as the CSO of a public company (NASDAQ: PETX) that is developing and commercializing new drugs for companion animals until May 15, 2016. Mr. Rothschild owns approximately 10.5% of the Company’s common stock and has experience owning and operating small businesses in the health and nutritional sector. Dr. Tomsche is a veterinarian and owner of a distribution outlet of products and services for animals, as well as an investor in and owner of dairy farms, and brings to the board substantial expertise in our industry. Mr. Wainman has extensive managerial and financial training and expertise.

11

There is no family relationship between any executive officer, director, or person nominated or chosen by the Company to become a director. Except for Mr. Brigham, Ms. Brockmann and Dr. Crabb (each of whom are Company employees), each of the Company’s existing directors or nominees qualifies as an “independent director” as defined under applicable NASDAQ Stock Market rules. In evaluating the independence of directors, the board did consider the matters described above under the caption “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”. If any of the individuals named above should not be available for election as contemplated, it is the intention of the persons named in the proxy to vote for such other person or persons as management may recommend. Management has no reason to believe any nominees will be unavailable. Any vacancies that may occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

The Board of Directors recommends that you vote FOR the election of the eight nominees listed above.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (Proposal Two)

As required by Section 14A of the Exchange Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal is commonly referred to as "say-on-pay." We currently present such proposal to our stockholders on an annual basis, which is more often than is required.

We maintain a simple executive compensation program that consists almost entirely of base salary and periodic stock option grants, with the possibility of annual discretionary bonuses. No annual discretionary bonus has been awarded to these named executive officers by the Company since 2007. These elements of compensation have been selected by the Compensation and Stock Option Committee (Compensation Committee) because the Compensation Committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate, retain and reward exceptionally talented executives; to align executive interests and stockholder interests through an appropriate mix of long-term and short-term incentives; and to maximize the financial efficiency of the program from risk, tax, accounting, and cash flow perspectives.

Except as described below and under “EMPLOYMENT AGREEMENTS”, the Company does not provide any compensation or benefit plans to these named executive officers that are not also available to other employees. The Company differentiates among key employees primarily based on size of base salary. Annual compensation decisions for the named executive officers are made by the Compensation Committee based on performance and market-related factors.

Features of our compensation program for the named executive officers include the following:

●	A majority of total compensation is fixed, but is regularly reviewed and evaluated based on both long-term and short-term corporate performance.

●	During 2016, the Company entered into incentive compensation agreements with Ms. Brockmann and Ms. Williams linking their total compensation to certain sales and regulatory approval objectives.

●	Equity awards, which consist of stock options, generally vest after a three-year period. The Compensation Committee believes that this aligns interests of key employees and stockholders.

●	From time to time, the Compensation Committee reviews compensation against a peer group (companies of similar size and structure) to ensure that our total compensation is both competitive and appropriate.

●	The Compensation Committee annually reviews risk associated with our compensation program to ensure that our program does not create incentives that would encourage subjecting the Company to risks that are reasonably likely to have a material adverse effect on the Company.

12

We are asking our stockholders to indicate their support for the compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement. Our Board of Directors is asking stockholders to approve a nonbinding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the “SUMMARY COMPENSATON TABLE” and “OUTSTANDING EQUITY AWARDS” table, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for these key employees.

The Board of Directors recommends that you vote FOR the approval of the advisory resolution on compensation for the named executive officers.

VOTE TO APPROVE THE 2017 STOCK OPTION AND INCENTIVE PLAN (Proposal Three)

Effective March 29, 2017, upon recommendation of the Compensation and Stock Option Committee (the Compensation Committee) and subject to the approval of the Company’s stockholders, the Board of Directors approved the 2017 Stock Option and Incentive Plan (the 2017 Plan), a copy of which is attached as Exhibit A to this Proxy Statement. The 2017 Plan is intended to supplement the Company’s 2010 Stock Option and Incentive Plan (the 2010 Plan), which expires in June of 2020. No further grants of stock options could be made under the 2010 Plan after that date. As of April 19, 2017, there were 32,500 shares available for new stock option grants under the 2010 Plan. Unless sooner terminated, the 2017 Plan terminates on June 14, 2027. A summary of the essential features is provided below but is qualified in its entirety by reference to the full text of the 2017 Plan.

As was the case with the 2010 Plan, the purpose of the 2017 plan is to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company.

The 2017 Plan is administered by the Compensation Committee, which in its discretion selects the key employees and other persons eligible to participate, determines the terms of awards, interprets the 2017 Plan, and makes all other determinations for administering the 2017 Plan. The maximum number of shares of the Company’s common stock that may be issued pursuant to the 2017 Plan is 300,000 shares, subject to increase in the event of subsequent stock splits or other capital changes. The 2017 Plan allows for granting of both incentive stock options and nonqualified stock options (Stock Options). As of April 19, 2017, no Stock Options had been granted under the 2017 Plan. Any grants that are made prior to stockholder approval of the 2017 Plan will be made subject to stockholder approval of the 2017 Plan and cannot be exercised and will expire worthless if such approval is not obtained.

13

The 2017 Plan provides that certain of the Stock Options are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Code. Other Stock Options will be granted as nonqualified stock options. In all cases, Stock Options will be issued at an option price no less than the fair market value of the Company’s common stock on the date of grant (110% of fair market value in the case of grantees who are 10% or greater stockholders). Exercise of Stock Options will be subject to terms and conditions set by the Compensation Committee and set forth in the instrument evidencing the Stock Option. Stock Options may be exercised with either cash or, in the discretion of the Compensation Committee, shares of common stock. The date of expiration of the Stock Option will be fixed by the Compensation Committee, but may not be longer than ten years from the date of grant (five years in the case of outside directors or 10% or greater stockholders). Such determinations by the Compensation Committee may be on a case-by-case basis. All Stock Options will terminate on the earlier of their expiration date or one year following termination of employment or service to the Company due to disability or death. Upon termination of employment or service to the Company for any reason other than disability or death, all Stock Options will expire on the earlier of their expiration date or one month following termination.

An optionee will not recognize income for Federal income tax purposes upon the grant of an Incentive Stock Option. An optionee generally will also not recognize income upon the exercise of an Incentive Stock Option; however, the difference between the option price and the fair market value of the stock acquired on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If no disposition of the stock acquired upon the exercise of the Incentive Stock Option occurs until after more than two years after the Incentive Stock Option was granted and more than one year after the transfer of such stock to the optionee, any gain or loss recognized upon such disposition will be treated as long-term capital gain or loss.

The disposition of the stock acquired upon the exercise of an Incentive Stock Option within two years after the Incentive Stock Option was granted or within one year after the transfer of the stock to the optionee will be a disqualifying disposition, and the optionee will generally recognize (i) ordinary compensation income for Federal income tax purposes in an amount equal to the excess of the fair market value on the date of exercise of the stock acquired over the option price and (ii) short or long-term capital gain (depending upon how long the stock was held) to the extent the stock is disposed of in a sale or taxable exchange at a price in excess of the value of such stock on the date of exercise. If the amount realized by the optionee upon such a disposition is less than the value of the stock on the date of exercise, then the amount of income realized will be all compensation income and will be limited to the excess amount realized on the sale or exchange over the option price of the stock.

As is the case with an Incentive Stock Option, an optionee will not recognize income for Federal income tax purposes upon the grant of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, an optionee will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss.

Upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income as described above.

New Plan Benefits

As described above, the selection of the employees of the Company who will receive grants under the 2017 Plan is to be determined by the Compensation Committee at its discretion. Therefore, it is not possible to predict the amounts that will be received by or allocated to particular individuals or groups of employees under the 2017 Plan. The following information describes activity under the 2010 Plan. During 2015, options to purchase an aggregate of 6,000 shares were granted to six employees who are not executive officers as a group and 2,000 options were exercised by two such employees. During 2015, options to purchase an aggregate of 10,000 shares were granted to one executive officer. During 2016, options to purchase an aggregate of 21,000 shares were granted to twenty-one employees who are not executive officers as a group and 1,000 options were exercised by one such employee. During 2016, options to purchase an aggregate of 25,000 shares were granted to one executive officer and 15,000 shares were exercised by one director. From January 1, 2017 through April 19, 2017, options to purchase an aggregate of 78,000 shares were granted to forty-one employees who are not executive officers as a group. During this period, options to purchase an aggregate of 46,000 shares were granted to four executive officers. Since inception of the 2010 Plan, the aggregate of 20,000 options have been exercised. As of April 19, 2017, 247,500 options were outstanding.

The Board of Directors recommends that you vote FOR the proposal to approve the 2017 Stock Option and Incentive Plan.

14

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM (Proposal Four)

The Audit Committee has appointed RSM US LP to serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2017. This decision was ratified by the Board of Directors. RSM US LP had previously audited the Company’s financial statements for the year ended December 31, 2016.

Although stockholder approval of the Audit Committee’s selection of RSM US LP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. A representative of RSM US LP is expected to be present at the Annual Meeting with an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, the Audit Committee will reconsider its selection of RSM US LP. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

INFORMATION CONCERNING INDEPENDENT REGISTERED ACCOUNTING FIRM

On March 2, 2016, Baker Newman & Noyes, LLC informed the Company that it would decline to propose to audit the Company’s financial statements for the year ending December 31, 2016. Baker Newman & Noyes, LLC had previously audited the Company’s financial statements for the years ended December 31, 2015, 2014 and 2013. Baker Newman & Noyes, LLC performed the review of the Company’s financial statements for the three-month period ended March 31, 2016. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in the Committee’s charter.

The report of Baker Newman & Noyes, LLC on the Company’s financial statements for the three years ended December 31, 2015 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audits of financial statements for the three years ended December 31, 2015, there were no disagreements between the Company and Baker Newman & Noyes, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of Baker Newman & Noyes, LLC, would have caused Baker Newman & Noyes, LLC to make reference to the subject matter of the disagreements in their report on the Company’s financial statements for such years.

On May 20, 2016, the Audit Committee engaged RSM US LP to audit the Company’s financial statements for the year ending December 31, 2016. This decision was ratified by the Board of Directors. The Audit Committee’s engagement of this firm was made in accordance with procedures contemplated in the Committee’s charter.

The report of RSM US LP on the financial statements for the year ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with that firm’s audit of the Company’s financial statements for the year ended December 31, 2016, there were no disagreements between the Company and RSM US LP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of RSM US LP, would have caused RSM US LP to make reference to the subject matter of the disagreements in their report on the Company’s financial statements for such year.

The Board of Directors recommends that you vote FOR the ratification of our Independent Registered Public Accounting Firm for the year ending December 31, 2017.

15

Principal Accounting Fees and Services

Set forth below is a summary of the fees incurred for services rendered by the Company’s Independent Registered Public Accounting Firms, which was RSM US LP for the year ended December 31, 2016 and Baker Newman & Noyes, LLC, for the year ended December 31, 2015 and for the three-month period ended March 31, 2016.

	2016	2015
Audit Fees (1)	$142,869	$62,700
Audit-Related Fees (2)	25,997	4,410
Tax Fees (3)	14,925	8,500
Total	$183,791	$75,610

(1)	These fees include charges by the auditors for their reviews of quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of each year and their audits of the annual financial statements included in the Company’s Annual Reports on Form 10-K, and incidental expenses.
(2)	In 2016 and 2015, these fees were related to the preparation of our Registration Statement on Form S-3.
(3)	The Tax Fees for 2016 represent the agreed upon contract amount to review the quarterly tax provisions and assist with the preparation of the tax returns for the year ended December 31, 2016, which work is expected to be completed and paid for in 2017. The Tax Fees for 2015 represent the agreed upon contract amount to review the quarterly tax provisions and assist with the preparation of the tax returns for the year ended December 31, 2015, which work was completed and paid for in 2016.

Pre-Approval Policy

In accordance with the procedures set forth in its charter, the Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its Independent Registered Public Accounting Firm. Such approval may be accomplished by approving the terms of the engagement prior to the engagement of the Independent Registered Public Accounting Firm with respect to such services or by establishing detailed pre-approval policies and procedures to govern such engagement. The Audit Committee authorizes management to spend up to $5,000 per year for services that are not anticipated at the time of the engagement, provided that the Audit Committee is promptly informed of such services.

Audit Committee Financial Expert

Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Item 407 of Regulation S-K promulgated by the SEC, the Company is required to disclose whether it has at least one “Financial Expert” serving on its Audit Committee and if so, the name of the expert and whether the expert is independent of management. A company that does not have an Audit Committee Financial Expert must disclose this fact and explain why it has no such expert. Mr. Paul Wainman, who joined our Board of Directors on March 31, 2014 and currently serves as Chair of the Audit Committee, meets the SEC’s definition of a financial expert. It is the opinion of the Company’s Board of Directors that the Company addresses its audit functions with a depth of penetration and rigor that meets the intent of the requirements of the Sarbanes-Oxley Act for the following reasons:

●	All members of the Audit Committee of the Company are independent Directors, as defined by the SEC and NASDAQ.

●	The three members of the Audit Committee have knowledge of accounting for both their own businesses as well as for the Company. The three members of the Audit Committee have considerable experience operating a publicly-held animal health company, his own vitamin and nutrition company and a for-profit, privately-held commercial enterprise, respectively.

●	Internal audit work of the Company is performed by its Director of Finance and Administration, Accounting Associate and Office Manager.

●	The Company also continuously reviews, at its own initiative, the expertise of the members of its Board of Directors and its Audit Committee.

16

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with certain applicable laws and regulations. The Audit Committee is responsible for selecting and hiring the Independent Registered Public Accounting Firm and meets with those accountants (in person or by telephone) before each quarterly press release concerning the Company’s financial results. The Audit Committee approves the public disclosure and filing with the SEC of the related press releases. After reviewing the quarterly and annual reports that are prepared by management, the Audit Committee authorizes the filing of such reports with the SEC. All members of the Audit Committee meet the heightened independence requirements for audit committees under applicable NASDAQ Stock Market rules. Mr. Rothschild has served as a member of the Audit Committee since 2008. Mr. Wainman joined the Audit Committee effective March 31, 2014 and serves as its Chair. Mr. Cunningham joined the Audit Committee as of July 2014. The Audit Committee currently operates under a charter adopted by the board in 2004. The Company has a January 1st to December 31st fiscal year. The Audit Committee met nine times during 2016.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2016 and discussed such statements with management and RSM US LP, the Company’s independent registered public accounting firm for 2016. The Audit Committee has discussed with RSM US LP various communications that RSM US LP is required to provide to the Audit Committee including the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 16 (Communication with Audit Committees). The Audit Committee received from RSM US LP the written disclosures and the letter required by applicable requirements of the PCAOB concerning independence and has discussed the auditor’s independence with them.

Based on the review and discussions noted above, the Audit Committee recommended to the board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and be filed with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

David S. Cunningham

Jonathan E. Rothschild

Paul R. Wainman, Chair

17

CODE OF BUSINESS CONDUCT AND ETHICS

In December 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics that applies to all employees of the Company including the Company’s President and CEO and Director of Finance and Administration. This Code is a set of written standards that are designed to deter wrongdoing and to promote: (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in reports filed with the SEC, (iii) compliance with acceptable laws, (iv) prompt internal reporting of violations of the Code and (v) accountability for adherence to the Code. On March 19, 2014, the Board of Directors approved several minor revisions to this Code. This Code has been posted on the Company’s web-site (http://immucell.com/wp-content/uploads/2014-Code-of-Business-Conduct-and-Ethics-revision.pdf) and was filed as Exhibit 14 to the Company’s Current Report on Form 8-K dated March 20, 2014. The Company will mail a copy of its Code of Business Conduct and Ethics to any interested party without charge, upon request. Such requests may be made by mail to the Company’s Secretary at ImmuCell Corporation, 56 Evergreen Drive, Portland, Maine 04103.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the best of the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, the Company’s directors, executive officers and greater than ten percent beneficial owners complied on a timely basis with all applicable Section 16(a) filing requirements.

OTHER BUSINESS

The management of the Company does not know of any business not specifically referred to above as to which any action is expected to be taken at the meeting. However, if any business other than those items referred to above properly comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

/s/ Michael F. Brigham
Michael F. Brigham, Secretary
April 28, 2017

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 WHICH INCLUDES THE COMPANY’S FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2016 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS: INVESTOR RELATIONS, IMMUCELL CORPORATION, 56 EVERGREEN DRIVE, PORTLAND, ME 04103.

18

EXHIBIT A

2017 STOCK OPTION AND INCENTIVE PLAN

I. GENERAL

1.	Purpose. This 2017 Stock Option and Incentive Plan (the Plan) of ImmuCell Corporation (the Company) is intended to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company.

2.	Definitions. Whenever used herein, the following terms shall have the meanings set forth below:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(c)	“Committee” means the Compensation and Stock Option Committee appointed by the Board to administer this Plan pursuant to Section 3 hereof.

(d)	“Company Group” means the Company, a parent corporation or subsidiary corporation of the Company, or a corporation, or a parent corporation or subsidiary corporation of such corporation, issuing or assuming an Option in a transaction of the type described in Section 424(a) of the Code. The terms “parent corporation” and “subsidiary corporation” shall have the meanings assigned to such terms by Section 424 of the Code.

(e)	“Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(f)	“Fair Market Value” means, if Shares are traded on a national exchange, the mean between the high and low sales prices for the Shares on the date on which the determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or, if sales prices of Shares are made available for publication by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last sales price on the date on which such determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or if no such prices are available, the fair market value as determined by rules to be adopted by the Committee.

(g)	“Incentive Stock Option” means an Option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

A-1

(h)	“Nonqualified Stock Option” means an Option granted pursuant to the Nonqualified Stock Option provisions as set forth in Part III of this Plan

(i)	“Option” means an option to purchase shares under this Plan.

(j)	“Participant” means an individual to whom an Option is granted under this Plan.

(k)	“Shares” means shares of the Company’s common stock

3.	Administration. This Plan shall be administered by a Compensation and Stock Option Committee consisting of at least two members appointed by the Board. The members of the Committee shall at all times be: (i) “outside directors” as such term is defined in Treas. Reg. § 1.162-27(e)(3) (or any successor regulation); and (ii) “non-employee directors” within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, as such terms are interpreted from time to time. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

In addition to the other powers granted to the Committee under this Plan, the Committee shall have the power, subject to the terms of this Plan: (i) to determine which of the eligible individuals shall be granted Options; (ii) to determine the time or times when Options shall be granted and to determine the number of Shares subject to each Option; (iii) to accelerate or extend (except for Incentive Stock Options) the date on which a previously granted Option may be exercised, provided that such extension shall not extend the option beyond ten (10) years; (iv) to prescribe the form of agreement evidencing Options granted pursuant to this Plan; and (v) to construe and interpret this Plan and the agreements evidencing Options granted pursuant to this Plan, and to make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

4.	Eligibility. The individuals who shall be eligible to receive Options shall be such employees employed by a member of the Company Group and such other individuals providing services to a member of the Company Group as shall be selected by the Committee; provided, however, that only employees employed by a member of the Company Group shall be eligible to receive Incentive Stock Options. Participants chosen to participate under this Plan may be granted an Incentive Stock Option, a Nonqualified Stock Option, or any combination thereof.

5.	Shares Subject to This Plan. The Shares subject to Options shall be either authorized and unissued Shares or Treasury Shares. The aggregate number of Shares which may be issued pursuant to this Plan shall be three hundred thousand (300,000). Except as provided below, if an Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of Shares as to which such expired or terminated Option shall not have been exercised may again become available for the grant of Options. The maximum number of shares with respect to which Options may be granted to any employee shall be limited to one hundred thousand (100,000) shares in any calendar year. Any or all Options granted hereunder may be Incentive Stock Options or Nonqualified Stock Options, subject to the criteria applicable thereto.

A-2

6.	No Tandem Options. There shall be no terms and conditions under an Option which provide that the exercise of an Incentive Stock Option reduces the number of shares for which a Nonqualified Stock Option may be exercised; and there shall be no terms and conditions under an Option which provide that the exercise of a Nonqualified Stock Option reduces the number of Shares for which an Incentive Stock Option may be exercised.

II. INCENTIVE STOCK OPTION PROVISIONS

1.	Grant of Incentive Stock Options. Subject to the provisions of this Part II, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Incentive Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options. The aggregate Fair Market Value (determined as of the date of grant) of shares with respect to which incentive stock options (as defined in Section 422 of the Code) are exercisable for the first time by an individual in a calendar year (under all plans of the Company Group) shall not exceed $100,000. Anything herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee if, at the time the Incentive Stock Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of any member of the Company Group unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Incentive Stock Option is granted and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date the Incentive Stock Option is granted.

2.	Terms and Conditions of Incentive Stock Options. Each Incentive Stock Option shall be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

(a)	Number of Shares. Each Incentive Stock Option agreement shall state the number of shares covered by the agreement.
(b)	Option Price and Method of Payment. The option price of each Incentive Stock Option shall be no less than the Fair Market Value of the Shares on the date the Incentive Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) in the discretion of the Committee, by the surrender of Shares then owned by the Participant, or (iii) in the discretion of the Committee, partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2(b). Shares so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

A-3

(c)	Option Period.

(i)	General. The period during which an Incentive Stock Option shall be exercisable shall not exceed ten (10) years from the date such Incentive Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c) . Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Incentive Stock Option during which such Option may not be exercised and accelerate the right of the Participant to exercise all or any part of the Incentive Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Incentive Stock Option.

(ii)	Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group for any reason other than Disability or death, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) month after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

(iii)	Disability. If a Participant’s employment is terminated by reason of Disability, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

(iv)	Death. If a Participant’s employment is terminated by death, the representative of the Participant’s estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant’s death to exercise any then outstanding Incentive Stock Options in whole or in part. The number of Shares in respect of which an Incentive Stock Option may be exercised after a Participant’s death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant’s death. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such Option would otherwise expire.

(d)	Non-transferability. An Incentive Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(e)	Separate Agreements. Nonqualified Options may not be granted in the same agreement as an Incentive Stock Option.

A-4

III. Nonqualified stock option provisions

1.	Grant of Nonqualified Stock Options. Subject to the provisions of this Part III, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part 1 to whom Nonqualified Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options.

2.	Terms and Conditions of Nonqualified Stock Options. Each Nonqualified Stock Option shall be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

(a)	Number of Shares. Each Nonqualified Stock Option agreement shall state the number of Shares covered by the agreement

(b)	Option Price and Method of Payment. The option price of each Nonqualified Stock Option shall be no less than the Fair Market Value of the Shares on the date the Nonqualified Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) in the discretion of the Committee, by the surrender of Shares then owned by the Participant, or (iii) in the discretion of the Committee, partially in accordance with clause (i) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

(c)	Option Period.

(i)	General. The period during which a Nonqualified Stock Option shall be exercisable shall not exceed ten (10) years from the date such Nonqualified Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the Provisions of this Section 2(c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Nonqualified Stock Option during which such Option may not be exercised and at the time of a subsequent grant of a Nonqualified Stock Option or, at such longer time as the Committee may determine, accelerate the right of the Participant to exercise all or any part of the Nonqualified Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Nonqualified Stock Option.

(ii)	Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group or ceases to perform services for any member of the Company Group for any reason other than Disability or death, any outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) month after such termination of employment or the provision of services, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment or the date on which services ceased to be performed.

A-5

(iii)	Disability. If a Participant’s employment or provision of services is terminated by Disability, any then outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment or the provision of services, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment or the date on which services ceased to be performed.

(iv)	Death. If a Participant’s employment or provision of services is terminated by death, the representative of the Participant’s estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant’s death to exercise any then outstanding Nonqualified Stock Options in whole or in part. The number of Shares in respect to which a Nonqualified Stock Option may be exercised after a Participant’s death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant’s death. In no event may the period for exercising a Nonqualified Stock Option extend beyond the date on which such Option would otherwise expire.

(d)	Non-transferability. Unless otherwise provided by the Committee, a Nonqualified Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

IV. MISCELLANEOUS

1.	Effective Date. This Plan shall become effective on March 29, 2017 (the “Effective Date”), provided, however, that if the Plan is not approved by the stockholders of the Company prior to the expiration of the one year period commencing on the Effective Date, this Plan and all Options granted hereunder shall be null and void and shall be of no effect.

2.	Duration of Plan. Unless sooner terminated, the Plan shall remain in effect for a period of ten years after the Effective Date and shall thereafter terminate. No Incentive Stock Options or Nonqualified Stock Options may be granted after the termination of this Plan; provided however, that except as otherwise provided in Section 1 of this Part III, termination of the Plan shall not affect any Options previously granted, which Options and shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

A-6

3.	Changes in Capital Structure, etc. In the event of changes in the outstanding common shares of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the maximum number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. The Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant’s proportionate interest shall be maintained as before the occurrence of such events; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the Option price per Share. In addition, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, may, as to outstanding Options either (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate, or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

4.	Rights as Stockholder. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a stockholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5.	Expenses. The expenses of this Plan shall be paid by the Company.

6.	Withholding. Any person exercising an Option must pay, when due, any taxes such person is required by law to pay with respect to the exercise of such Option. Such payment shall be due on the date such person is required by law to pay such taxes.

7.	Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

8.	Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

9.	Amendment of the Plan. The Committee may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall make any changes requiring stockholder approval under Sections 162(m) or 422 of the Code and no changes shall be made to the Plan which shall make the Plan subject to the provisions of Section 409A of the Code. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.

10.	Section 409A Compliance. To the extent that any provision of this Plan violates Section 409A of the Code, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective.

A-7

ANNUAL MEETING OF STOCKHOLDERS OF

IMMUCELL CORPORATION

June 14, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement
are available at www.immucell.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830303000000001000 1 061417

SAID PROXIES ARE DIRECTED TO VOTE AS INDICATED ON THE FOLLOWING PROPOSALS:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. **ELECTION OF DIRECTORS (Proposal One):**

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ MICHAEL F. BRIGHAM
- ○ BOBBI JO BROCKMANN
- ○ JOSEPH H. CRABB
- ○ DAVID S. CUNNINGHAM
- ○ LINDA RHODES
- ○ JONATHAN E. ROTHSCHILD
- ○ DAVID S. TOMSCHE
- ○ PAUL R. WAINMAN

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

5. **OTHER MATTERS:**
To vote with discretionary authority upon any other matters which may properly come before the meeting or any adjournment thereof.

Each stockholder should specify by a mark in the appropriate box above how he wishes his shares voted. Shares will be voted as specified. IF NO SPECIFICATION IS MADE ABOVE, SHARES WILL BE VOTED **FOR** THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL ONE ABOVE, **FOR** THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION DESCRIBED IN PROPOSAL TWO ABOVE, **FOR** THE APPROVAL OF THE 2017 STOCK OPTION AND INCENTIVE PLAN DESCRIBED IN PROPOSAL THREE ABOVE AND **FOR** THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DESCRIBED IN PROPOSAL FOUR ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE REPLY ENVELOPE.

PLEASE CHECK HERE IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING IN PERSON. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future stockholder communications over the Internet exclusively and no longer receive material by mail, please visit http://www.astfinancial.com to log in to your account using your Unique ID. If you are not registered, click on **Register Here**, enter your account number, social security number and company name and follow the prompts to set up your Unique ID. Once logged into your account, select **Receive Company Mailings via E-Mail** and provide your e-mail address.

0

IMMUCELL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 14, 2017

The undersigned stockholder(s) of ImmuCell Corporation (the "Company"), do(es) hereby appoint Mr. Michael F. Brigham and Dr. Joseph H. Crabb, or either of them, true and lawful proxy or proxies, with full power of substitution in each, for and in the name of the undersigned to vote all shares of common stock, par value $0.10 per share, of the Company outstanding in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's principal place of business at 56 Evergreen Drive in Portland, Maine on Wednesday, June 14, 2017 at 3:00 p.m. local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies. This Proxy is revocable. The undersigned reserves the right to attend and vote in person.

(Continued and to be signed on the reverse side.)

1.1

14475